Exhibit 99.2

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. + Copyright © 202 2 NortonLifeLock + Avast . All rights reserved. INVESTOR PRESENTATION September 7, 2022

Legal Disclaimers

Forward-Looking Statements

This presentation contains certain forward-looking statements with respect to NortonLifeLock Inc. (“NortonLifeLock”), Avast plc (“Avast”) and with respect to their proposed combination by way of scheme of arrangement of Avast (the “Merger”). These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to the following: (i) the proposed offering of Senior Unsecured Notes (the "Notes") and the use of proceeds therefrom, (ii) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (iii) business and management strategies and the expansion and growth of the operations of NortonLifeLock or Avast, (iv) the effects of government regulation on the business of NortonLifeLock or Avast, and (v) the time frame and the expected benefits of the proposed combination to NortonLifeLock, Avast, and their respective customers, stockholders and investors, including expected growth, earnings accretion and cost savings. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the proposed combination (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, the impact of requirements, if any, of any regulatory authorities in connection with obtaining governmental clearances for the Merger, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined entity to realize successfully any anticipated synergy benefits when (and if) the proposed combination is implemented, the inability of the combined entity to integrate successfully NortonLifeLock’s and Avast’s operations when (and if) the proposed combination is implemented, fluctuations and volatility in NortonLifeLock’s stock price, the ability of NortonLifeLock to successfully execute strategic plans, the ability of NortonLifeLock to maintain customer and partner relationships, the timing and market acceptance of new product releases and upgrades, matters arising out of the ongoing U.S. Securities and Exchange Commission (the “SEC”) investigation and the combined entity incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the proposed combination when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this presentation.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this presentation may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date of this presentation. All subsequent oral or written forward-looking statements attributable to NortonLifeLock or Avast or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of NortonLifeLock or Avast undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 1

Legal Disclaimers (cont'd)

No Offer or Solicitation

This presentation is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for or an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this presentation is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any purchaser of Notes (defined below) will be deemed to have made certain representations and acknowledgments, including, without limitation, that the purchaser is either a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or is a non-U.S. person purchasing outside the Unites States in an offshore transaction in compliance with Regulation S under the Securities Act. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Merger will be made solely by means of the scheme document published by Avast, or (if applicable) pursuant to an offer document to be published by NortonLifeLock, which (as applicable) would contain the full terms and conditions of the Merger. Any decision in respect of, or other response to, the Merger, should be made only on the basis of the information contained in such document(s). If NortonLifeLock ultimately seeks to implement the Merger by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

Overseas Shareholders

The materials herein contain information in respect of the Merger. Viewing this information may be unlawful if you are resident or located in any jurisdiction where to do so would constitute a violation of the relevant laws and regulations or would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which NortonLifeLock regards as unduly onerous (each, a "Restricted Jurisdiction"). In certain jurisdictions, including Restricted Jurisdictions, only certain categories of persons may be allowed to view such materials. All persons resident or located outside the United Kingdom who wish to view these materials must first satisfy themselves that they are not subject to any local requirements that prohibit or restrict them from doing so and should inform themselves of, and observe, any legal or regulatory requirements applicable in their jurisdiction. It is your responsibility to satisfy yourself as to the full observance of any relevant laws and regulatory requirements.

Copies of this presentation and any formal documentation relating to the proposed combination are not being, and must not be, directly or indirectly, mailed, transmitted, or otherwise forwarded, distributed or sent in, whole or in part, into or from any Restricted Jurisdiction, including any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, and persons receiving such documents (including, without limitation, custodians, nominees and trustees) should observe these restrictions and must not mail, transmit, otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the proposed combination. Neither NortonLifeLock, nor any of its members, directors, officers, employees, advisers, agents, affiliates or representatives, assumes any responsibility for any violation by any person of any of these restrictions.

Offering Memorandum

Any offers to sell or solicitations of offers to buy securities are being made solely by means of a Preliminary Offering Memorandum relating to the Senior Unsecured Notes (the "Notes"), and any supplements thereto (as so supplemented, the " Offering Memorandum"). Before you invest, you should read the Offering Memorandum (including the risk factors and other cautionary statements contained therein) and the documents incorporated by reference therein, for more information about NortonLifeLock, Avast and the offering of Notes.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 2

Legal Disclaimers (cont'd)

Offering Memorandum (continued)

You may get these documents for free by vising EDGAR on the SEC's website at www.sec.gov. You should base your investment decision with respect to any securities offered by NortonLifeLock solely on the Offering Memorandum and not any statements in this document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Memorandum.

Use of Non-GAAP / Non-IFRS Financial Information

NortonLifeLock uses the non-GAAP measure of operating income, which is adjusted from results based on U.S. GAAP and excludes certain expenses, gains and losses. NortonLifeLock also provides the non-GAAP metrics of revenues, EBITDA, reported EBITDA, adjusted debt covenant EBITDA, EBITDA margin and free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. Avast uses the non-IFRS measures of Billings, Adjusted Revenue, Adjusted EBITDA, Adjusted Cash EBITDA, Unlevered Free Cash Flow and Levered Free Cash Flow. These non-GAAP / non-IFRS financial measures are provided to enhance the user's understanding of NortonLifeLock's and Avast's past financial performance and its prospects for the future. NortonLifeLock's and Avast's management teams uses these non-GAAP / non-IFRS financial measures in assessing its performance, as well as in planning and forecasting future periods. These non-GAAP / non-IFRS financial measures are not computed according to U.S. GAAP or IFRS, as applicable, and the methods NortonLifeLock and Avast uses to compute them may differ from the methods used by other companies. Non-GAAP / non-IFRS financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP / non-IFRS and should be read only in conjunction with NortonLifeLock's consolidated financial statements prepared in accordance with U.S. GAAP and Avast's consolidated financial statements prepared in accordance with IFRS.

Readers are encouraged to review the additional reconciliations of NortonLifeLock's non-GAAP financial measures to the comparable U.S. GAAP results, which is attached to NortonLifeLock's quarterly earnings release and which can be found, along with other financial information, on the investor relations page of its website at Investor.NortonLifeLock.com. NortonLifeLock is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of NortonLifeLock. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

No Profit Forecasts or Estimates

No statement in this presentation is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this presentation should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively.

Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in this presentation (see below) may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement (as defined below), or this presentation generally, should be construed as a profit forecast or interpreted to mean that the Combined Company's earnings in the first full year following the combination, or in any subsequent period, would necessarily match or be greater than or be less than those of Avast and/or NortonLifeLock for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the UK's City Code on Takeovers and Mergers (the "Code"), the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 3

Legal Disclaimers (cont'd)

Publication on website

A copy of this presentation will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on NortonLifeLock's website (at https://investor.nortonlifelock.com/) by no later than 12 noon London time on the business day following the date of this presentation. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this presentation.

Quantified Financial Benefits Statement

This presentation refers to estimated annual gross cost synergies of $280 million, such statement of estimated synergies having been extracted from the statements of estimated cost savings and synergies arising from the Merger contained in the announcement of the Merger dated 10 August 2021 (the "Rule 2.7 Announcement"), the NortonLifeLock prospectus published on 28 October 2021 (the "Prospectus") and the scheme document published by Avast on 28 October 2021 (together, the "Quantified Financial Benefits Statement"). A copy of the Quantified Financial Benefits Statement is set out below:

"Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.

Significant recurring cost synergies opportunity

NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger. NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-inclass organisation. The expected sources of the identified cost synergies are as follows:

- Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;
- Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and
- Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
4

Legal Disclaimers (cont'd)

One-off costs

In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year's run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis. The paragraphs above relating to expected cost synergies constitute a "Quantified Financial Benefits Statement" for the purposes of Rule 28 of the Code. Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable. NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company's growth targets and other objectives.

The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs."

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Bases of belief and principal assumptions

In preparing the Quantified Financial Benefits Statement, a synergy working group comprising senior strategy, operations, technical, sales and financial personnel from NortonLifeLock (the "Working Group") was established to identify, challenge and quantify the potential synergies available from the integration of the NortonLifeLock and Avast businesses, and to undertake an initial planning exercise.

In preparing the detailed synergy plan, both NortonLifeLock and Avast have shared certain operating and financial information to support the evaluation of the potential synergies available from the Merger and have conducted a series of virtual meetings with the key management personnel of both NortonLifeLock and Avast. This has included input from both the NortonLifeLock and Avast executive leadership teams.

Based on the information shared and interactions with Avast, the Working Group has performed a bottom-up analysis of costs included in the NortonLifeLock and Avast financial information and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimised or reduced as a result of the Merger. In circumstances where the information provided by Avast has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by NortonLifeLock management's industry experience as well as their experience of executing and integrating acquisitions in the past.

The baseline used as the basis for the Quantified Financial Benefits Statement is NortonLifeLock's adjusted cost base for the financial year ended 2 April 2021, supported where relevant by certain information from NortonLifeLock's budgeted cost base for the financial year ended 1 April 2022, and Avast's adjusted cost base for the financial year ended 31 December 2020, supported where relevant by certain information from Avast's budgeted cost base for the financial year ended 31 December 2021.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 5

Legal Disclaimers (cont'd)

Bases of belief and principal assumptions (continued)

The quantified synergies are incremental to NortonLifeLock's and, to the best of NortonLifeLock's knowledge, Avast's existing plans.

In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.

In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the NortonLifeLock management has made the following assumptions:

- regarding organisational savings:
    - savings will be possible by removing duplicate resource through the roll-out of the revised operating model;
    - the Combined Company will be able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions; and
    - no restrictions or delays will arise as a result of industrial relations or employment agreements that significantly affect the realisation of savings by removing duplicate resource;
- there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the integration of the Avast Group and the NortonLifeLock Group;
- the Combined Company's product offering generates at least the same level of total revenues as the Avast's and NortonLifeLock's offerings currently generate;
- procurement savings can be realised through rationalising suppliers and renegotiating supplier terms;
- there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which NortonLifeLock and Avast operate that will materially impact the implementation of, or costs to achieve, the expected cost savings;
- there will be no material divestments from the existing businesses of either NortonLifeLock or Avast;
- there will be no material change in current foreign exchange rates; and
- there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions.

Reports

As required by Rule 28.1(a) of the Code, Deloitte LLP ("Deloitte"), as reporting accountants to NortonLifeLock, and Evercore Partners International LLP ("Evercore"), as financial adviser to NortonLifeLock, have provided the reports required under the Code. Copies of those reports were set out in the Rule 2.7 Announcement.

As required by Rule 27.2(d) of the Code, the NortonLifeLock Directors confirm that:

1. there have been no material changes to the Quantified Financial Benefits Statement since 10 August 2021 and the Quantified Financial Benefits Statement remains valid; and
2. each of Deloitte and Evercore has confirmed to NortonLifeLock that their respective reports produced in connection with the Quantified Financial Benefits Statement continue to apply.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
6

Legal Disclaimers (cont'd)

Notes

1. The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Combined Company, there may be additional changes to the Combined Company's operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2. The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that NortonLifeLock's earnings in the first full year following the Effective Date, or in any subsequent period, will necessarily match or be greater than or be less than those of NortonLifeLock or Avast for the relevant preceding financial period or any other period.

3. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
7

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. Copyright © 2022 NortonLifeLock + Avast. All rights reserved. Today’s Presenters Natalie Derse CFO Vincent Pilette C E O 8

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. Agenda Transaction Overview I Financial Overview III Appendix IV NortonLifeLock + Avast Overview II 9

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. + Transaction Overview 10

▪ On August 10 th , 2021, NortonLifeLock Inc. (“NortonLifeLock” or the “Company”) announced a definitive agreement to purchase Avast plc (“Avast”) for a mix of cash and stock, with alternative consideration elections available to Avast shareholders (the “Proposed Merger ”) ▪ In the Majority Cash Option, the consideration would be comprised of approximately $6.1 billion in cash and approximately $2. 5 b illion in new NortonLifeLock common stock (1) ▪ In August 2021, the Company raised $1,750 million of Term Loan A to fund a portion of the cash consideration of the Merger ▪ In February 2022, the Company raised $3,690 million of Term Loan B and $410 million of Incremental Term Loan A to fund the remainder of the cash consideration as well as general corporate purposes ▪ On September 2 nd , 2022, the Competition and Markets Authority (the “CMA”) in the United Kingdom cleared the Proposed Merger. The Proposed Merger is expected to close on September 12 th , 2022 ▪ Separately, NortonLifeLock is seeking to raise $1,200 million of new 5 - year and 8 - year Senior Unsecured Notes (the “Transaction” ) ▪ To (i ) fund cash to the balance sheet following the repayment of the 2.00% Convertible Notes due 2022 and 3.95% Senior Notes due 2022 at their stated maturities, (ii) together with cash on hand and drawings under the new senior credit facilities, fund the acquisition of Avast, including the payment of related fees and expenses and (iii) for general corporate purposes (including share buybacks ) ▪ Pro forma for the Transaction, Total Leverage and Net Leverage will be 4.3x and 4.0x , respectively, based on LTM 7/1/2022 Pro Forma Adj. Debt Covenant EBITDA of $ 2,284 million, including $280 million of expected annual gross cost synergies 11 Avast + NortonLifeLock Executive Summary ____________________ (1) Reflects Majority Cash Option (as described in the scheme document): Assumes Avast Directors, including Founders, representing ~36% of Avast shares outstanding, elect the Majority Stock Option (as described in the scheme document) and remaining ~64% of shareholders elect Majority Cash Option . Based on NortonLifeLock’s Closing share price of $27.20 per share as of July 13, 2021, being the last business day prior to commencement of the offer period followin g t he leak on July 14, 2021. Copyright © 202 2 NortonLifeLock + Avast . All rights reserved.

Avast + NortonLifeLock

Refinancing Sources & Uses Pro Forma Capitalization

($ in millions)	
Sources of Funds	Amount
New Senior Unsecured Notes	$1,200
Total Sources	$1,200

Uses of Funds	Amount
Cash to Balance Sheet	$1,200
Total Uses	$1,200

- NortonLifeLock to raise $1,200 million of new 5-year and 8-year Senior Unsecured Notes to (i) fund cash to the balance sheet following the repayment of the 2.00% Convertible Notes due 2022 and 3.95% Senior Notes due 2022 at their stated maturities, (ii) together with cash on hand and drawings under the new senior credit facilities, fund the acquisition of Avast, including the payment of related fees and expenses and (iii) for general corporate purposes (including share buybacks)
- Pro forma for the Transaction, Total Leverage and Net Leverage will be 4.3x and 4.0x, respectively, based on LTM 7/1/22 Pro Forma Adj. Debt Covenant EBITDA of $2,284 million, including $280 million of expected annual gross cost synergies

($ in millions)		As of July 1, 2022	
Pro Forma Capitalization	Maturity	Actual	As Adjusted [1]
Cash and Cash Equivalents[2]		$1,291	$767
New Senior Credit Facilities			
Revolving Credit Facility ($1,500)[3]	2027[4]	$--	$--
Term Loan A	2027[4]	--	3,910
Term Loan B	2029[4]	--	3,690
Existing Credit Facilities			
Revolving Credit Facility ($1,000)[5]	5/7/2026	--	--
Initial Term Loan A	5/7/2026	1,009	--
Delayed Term Loan A	5/7/2026	694	--
1.29% Avira Mortgage due 2029	12/30/2029	4	4
0.95% Avira Mortgage due 2030	12/30/2030	4	4
NortonLifeLock Secured Debt		$1,711	$7,608
2.00% Convertible Notes due 2022	8/15/2022	525	--
5.00% Senior Notes due 2025	4/15/2025	1,100	1,100
New Senior Unsecured Notes	5 / 8 Years	--	1,200
NortonLifeLock Total Debt		$3,336	$9,908
Net Debt		*$2,045*	*$9,141*
Summary Financial & Credit Statistics			
LTM NortonLifeLock Adj. Debt Covenant EBITDA		$1,507	$1,507
LTM Avast Adj. Debt Covenant EBITDA		--	497
Estimated Annual Gross Cost Synergies		--	280
LTM Pro Forma Adj. Debt Covenant EBITDA		$1,507	$2,284
Secured Debt / LTM Pro Forma Adj. Debt Covenant EBITDA		1.1x	3.3x
Secured Net Debt / LTM Pro Forma Adj. Debt Covenant EBITDA		0.3x	3.0x
Total Debt / LTM Pro Forma Adj. Debt Covenant EBITDA		2.2x	4.3x
Net Debt / LTM Pro Forma Adj. Debt Covenant EBITDA		1.4x	4.0x

Note: Excludes transaction fees and expenses.
(1) As further adjusted for the 2022 convertible notes repayment and all of the Transactions, including the Proposed Merger and the entry by the Combined Company into the senior credit facilities.
(2) Cash and cash equivalents on an as adjusted basis do not reflect the initial purchasers' discount, fees or commissions or our offering expenses.
(3) As adjusted for the Transactions, the Combined Company would have approximately $1,500 million of availability under the revolving portion of its senior credit facilities.
(4) New Pro Rata Credit Facilities and Term Loan B due 5 years and 7 years from closing of the Proposed Merger.
(5) As adjusted for the 2022 convertible notes repayment, NortonLifeLock would have approximately $[1,000] million of availability under the revolving portion of its existing credit facilities.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
12

Avast + NortonLifeLock

Senior Unsecured Notes

Issuer	NortonLifeLock Inc. (the "Issuer")	
Issue	Senior Unsecured Notes	
Guarantors	Jointly and severally guaranteed by existing and future domestic subsidiaries that guarantee the Issuer's obligations under the new senior credit facilities (1)	
Assumed CFR (2)	Ba2 / BB / BB+	
Assumed Issue Rating (2)	B1 / BB- / BB+	
Use of Proceeds	To (i) fund cash to the balance sheet following the repayment of the 2.00% Convertible Notes due 2022 and 3.95% Senior Notes due 2022 at their stated maturities, (ii) together with cash on hand and drawings under the new senior credit facilities, fund the acquisition of Avast, including the payment of related fees and expenses and (iii) for general corporate purposes (including share buybacks)	
Amount	$1,200 million	
Maturity	5 Years	8 Years
Optional Redemption	NC-2	NC-3
Equity Claw	For the non-call period, up to 40% of the Notes of each series may be redeemed with the proceeds from certain equity issuances at Par plus the coupon	
Change of Control	101% plus accrued and unpaid interest	
Negative Covenants	Substantially the same as existing Senior Unsecured Notes due 2025 (3)	
Distribution Method	144A for Life	

(1) Initially, the guarantors will be LifeLock, Inc., Avira, Inc., EMBP 455, LLC, Kintiskton LLC and Guardsman LLC.
(2) A corporate family or securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
(3) Covenants will be adjusted to allow the acquisition of Avast.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
13

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. + NortonLifeLock + Avast Overview 14

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. Key Credit Highlights 15 Consumer - Focused Management Team with Deep Expertise and Proven Track Record of Success Comprehensive Product Offerings Across Identity, Security and Privacy Strong Position in Large and Underpenetrated Cyber Safety Market Disciplined Financial Policy with Path to Deleveraging Expansive Customer Base with Broad Global Reach and Significant Cross - Sell Opportunities Robust Margins with Strong Free Cash Flow Generation Large Synergy Opportunity with a Clear Path to Synergy Realization

Brought Together with a Common Vision

NortonLifeLock's Vision
is to protect and empower people to live their digital lives safely

Avast's Vision
is empowering digital citizens for safer online experiences

Empowering Digital Freedom for Everyone

Copyright © 2022 NortonLifeLock. All rights reserved.
16

NortonLifeLock at a Glance

SECURITY
Protects PCs, Macs and mobile devices against malware, viruses, adware, ransomware and other online threats

IDENTITY PROTECTION
Monitors, detects, and alerts for identity theft; provides restoration support and services in the event of a breach

ONLINE PRIVACY
Secures online privacy and anonymity with bank-grade VPN encryption and other services to secure user privacy

Consumer Cyber Safety Metrics[1]

~80M	85%+	23M+	$8.82
Total Customers	Annual Retention Rate	Direct Customers	Direct ARPU (Monthly)[2]

Summary Financials[3]

$2.8B+	54%	$0.9B+
LTM Revenue	LTM Reported EBITDA Margin	LTM Free Cash Flow[4]

Source: Company filings.
Note: Dollars in USD. All numbers presented are non-GAAP unless otherwise indicated. Amounts may not add due to rounding. See appendix for reconciliation of financial measures from GAAP to non-GAAP.
Periods LTM and Q1'23 end July 1, 2022.

1) As of Q1 FY23.
2) Direct ARPU based on average customer count for the period. Direct ARPU includes foreign exchange headwind of $0.31 Y/Y, $0.15 Q/Q.
3) For the last twelve months ending in July 1, 2022.
4) Free cash flow is defined as cash flows from operating activities less purchases of property and equipment.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 17

Avast

Avast at a Glance

CONSUMER DIRECT

- **Next Gen Antivirus** – Secures your digital life and activities
- **Utilities** – Clean your devices for optimal operations
- **VPN** – Ensures online privacy at home or mobile
- **Antitrack** – Stops invasive online tracking
- **Breachguard** – Remediation and data management tool

CONSUMER INDIRECT

- **Advertising and Distribution** – Ad and 3rd party software placements
- **Secure Browsing and Commerce** – Secure web browsing and shopping products

SMB

- **Endpoint Protection Solutions** – Secures small business with managed AV protection
- **Network Security Solutions** – Protection of the corporate network against the most advanced threats

Consumer Cyber Safety Metrics

435M+	69%	~16M	$4.21
Monthly Active Users (1)	Annual Retention Rate (2)	Direct Customers (3)	Average Revenue Per Customer (Monthly) (4)

Summary Financials(5)

$942M	53%	$405M
LTM Adj. Revenue	LTM Adj. EBITDA Margin	LTM Levered Free Cash Flow (6)

Source: Company filings.

Note: Dollars in USD. Avast's fiscal year is the calendar year. H1 represents 6-month period ending June 30, 2022. LTM represents the last twelve months ending June 30, 2022.

1) As of Q4 FY21.
2) Avast's Desktop Customer retention rate in the first half of 2021.
3) Direct Customers are defined as users who have at least one valid paid Consumer Direct subscription (or license) at the end of the relevant period. As of June 30, 2022.
4) Average Revenue per Customer is defined as the Consumer Direct revenue for the period of the last twelve months divided by the simple average number of Customers during the same period, which is then divided by twelve. Represents 6-month period ending June 30, 2022.
5) For last twelve months ending June 30, 2022.
6) Levered Free Cash Flow is defined as Unlevered Free Cash Flow less cash interest and lease payments. See Appendix for reconciliation of Unlevered Free Cash Flow.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
18

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. Cyber Safety still significantly underpenetrated CORE CYBER SAFETY & ADJACENT TRUST - BASED SOLUTIONS Source: IDC, Gartner, Javelin Strategy & Research, GlobalInfoResearch, Maia Research, Statista, public company filings, NortonLifeLock Estimates. Connected Home $16 B+ 5 - 10% CAGR 2020 $13 B+ 2023 Additional $ 10 B+ 10 - 15 % CAGR global internet users 5 billion Penetrated for Cyber Safety Paid Subscribers < 5% Avast + NortonLifeLock Large and Growing TAM Opportunity 19

Avast + NortonLifeLock

The Problem: Cyber Criminality

More Activities | Expanded Reach | Dark Economy Re-Sell Market

- Increase in threats and attacks, which have become extremely sophisticated
- More targeted, more complex and faster
- Identity records and confidential personal information sold in underground markets
- A $6 trillion problem, touching many elements of our modern society
- People's dependence on technology has only increased, fueled by an increasingly digital and connected world

Source: $6 trillion cybercrime, Cybersecurity Ventures, Cybercrime magazine November 2020. Represents dollars lost due to cybercrime activites.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
20

Avast + NortonLifeLock

A Differentiated Approach

Scale and Visibility ● Geographically Distributed Cloud Data Platform ● Advanced AI-based Automation

GIGA-SCALE ENDPOINT VISIBILITY
Visibility on threat and behavioral trajectories across 500 million+ endpoints and networks

AUTONOMOUS DEFENSE
Automation of the detection pipeline by leveraging modern, featureless, explainable AI

Technology-Based Solution

NEXT-GEN INSIGHT
AI-based enrichment and best-in-class analytics of multi-factor, large-scale behavior data in real-time

PERSONALIZED PROTECTION
AI-powered creation of safe environment that matches the security, privacy and identity needs of individual users

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
21

Avast + NortonLifeLock

Comprehensive Offering in Consumer Cyber Safety

NortonLifeLock™

Avast


Security
Performance & Utility
Device Security
Connected Home
Identity
Identity Protection
Restoration & Insurance
Privacy
Family Safety
Privacy & Access
INDIVIDUALS & FAMILIES
Adjacent Trust-Based Solutions

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 22

Avast + NortonLifeLock

Combined Customer Universe

5 billion
Global Internet Users

Avast + NortonLifeLock

500M+
TOTAL USERS

~40M
DIRECT CUSTOMERS

TOTAL USERS

DIRECT CUSTOMERS

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 23

Avast + NortonLifeLock

Significant Cost Synergies Opportunity

~$280 Million

annual gross cost synergies[1]

Represents ~15% - 20% of combined spend
(adjusted cost of sales + opex)

Expected to incur one-off costs of ~$280M to achieve synergies

Provides new reinvestment capacity for innovation, partnerships and marketing

		% of Gross Cost Synergies
Organization	• Adoption of shared best practices • Reduction of duplicate roles • <4,000 employees post-integration	~50%
Systems & Infrastructure	• Common data & security platform • Integration of systems • Shared tech & analytics infrastructure	~25%
Contracts & Shared Services	• Site rationalization • Procurement and vendor consolidation • Spend de-duplication	~25%

Estimated phasing of gross cost synergies[1]:

On run-rate basis ~60% achieved by end of year 1 and 100% achieved by end of year 2

On reported basis ~$75M of cost savings realized in year 1, ~$245M in year 2, full ~$280M in year 3+

Commitment to: Innovation ● Comprehensive Portfolio (Free & Paid) ● Data Privacy ● Transparency

1. Following completion of the Merger. Synergies presented pre-tax, excluding one-off restructuring and integration costs and potential reinvestment.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
24

Avast + NortonLifeLock

Solidifying our foundation for driving double-digit revenue growth in the long-term

Broader Global Reach	Cross-Sell Enhanced Products & Solutions	Enhance Customer Experience & Retention	New & Diversified Sales Channels	Expand into Adjacent Trust-Based Solutions
Larger global user base & geographic footprint	Improves core security & strengthens privacy & identity	Localized experiences & customer service differentiation	Scales freemium, addresses SOHO/VSB segments & expands partnerships	Drive innovation & enter new markets supported by strong balance sheet & new reinvestment capacity

Further Upside: Return from new reinvestment capacity for innovation and growth

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
25

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. + Financial Overview 26

NortonLifeLock Update – Q1 FY23 Business Highlights

- 12th consecutive quarter of Bookings growth, up 5% Y/Y in CC; Revenue up 6% Y/Y in CC
- Operating margin up 250 bps Y/Y and EPS up 7% Y/Y
- Retention remains strong at 85%; Direct customer count up 210K Y/Y and down 216K Q/Q

Bookings (1)


$660
$663
Q1 FY22
Q1 FY23
YoY growth %
12%
1%

Revenue (2)


$691
$708
Q1 FY22
Q1 FY23
YoY growth %
10%
2%

Reported EBITDA (3)


$358
$383
Q1 FY22
Q1 FY23
% margin
52%
54%

Free Cash Flow (4)


$257
$213
Q1 FY22
Q1 FY23
% margin
37%
30%

Source: Company filings.
Note: Dollars in USD millions. All numbers presented are non-GAAP unless otherwise indicated. Amounts may not add due to rounding. See appendix for reconciliation of financial measures from GAAP to non-GAAP.
Periods Q1 FY22 and Q1 FY23 end July 2, 2021 and July 1, 2022 respectively.

1) Bookings are defined as customer orders received that are expected to generate net revenues in the future.
2) Revenue growth based on non-GAAP revenue excluding the Avira deferred revenue haircut amortization recognized during each respective period.
3) Reported EBITDA is defined as Non-GAAP EBITDA excluding the impact of certain items that we do not consider indicative of our core operations. See Appendix for reconciliation of Reported EBITDA.
4) Free cash flow is defined as cash flows from operating activities less purchases of property and equipment. See Appendix for reconciliation of Free Cash Flow.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
27

NortonLifeLock Standalone Historical Financials
As Reported, $ in millions

Net Revenue [1]



$2,490
$2,556
$2,807
$2,824
FY20A
FY21A
FY22A
LTM
YoY growth %
1%
3%
10%
7%

Non-GAAP Reported EBITDA [1]



$991
$1,316
$1,496
$1,521
FY20A
FY21A
FY22A
LTM
% margin
40%
51%
53%
54%

CapEx [2]



Symantec
NortonLifeLock
$89
$6
$6
$7
FY20A
FY21A
FY22A
LTM
EBITDA - CapEx
% margin
36%
51%
53%
54%

Free Cash Flow [2]



Symantec
NortonLifeLock
$700
$968
$924
FY20A
FY21A
FY22A
LTM
($950)
% margin
(38%)
27%
34%
33%

Source: Company filings.

Note: Results presented are continuing operations and excludes enterprise dedicated revenues and costs. Periods FY21, FY22, and LTM Q1 FY23 end April 2, 2021, April 1, 2022, and July 1, 2022 respectively. See Appendix for reconciliation of Reported EBITDA and Free Cash Flow.

1. Represents non-GAAP revenue excluding the Avira deferred revenue haircut amortization recognized during each respective period. FY20A includes ID Analytics' solutions and 1 extra week of revenue ($44mm).
2. Free cash flow is defined as cash flows from operating activities less purchases of property and equipment. FY20A includes Q1'20–Q3'20 of combined business and Q4'20 of consumer business only since capEx and free cash flow were disclosed on a consolidated basis only during Q1'20-Q3'20.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
28

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 29 NortonLifeLock – KPIs Notes : Periods FY21, FY22, and Q1 FY23 end April 2, 2021, April 1, 2022, and July 1, 2022 respectively . 1. Bookings are defined as customer orders received that are expected to generate net revenues in the future. Bookings growth is no rmalized for purpose of this presentation, FY21 excludes impact of extra week in Q1 FY20 ($44M) and divestiture of ID Analytics in Q4 FY20. 2. FY20 bookings and growth represent Consumer Reported Billings (excluding IDA). Growth is normalized to exclude approx. $44mm of revenue from the extra week in Q1 FY20. 3. Bookings growth is in constant currency. 4. Includes Avira starting in Q4 FY21 (~$4.50 ARPU). Direct Customer Count (Period - Ending Customer Count , Millions ) Retention Rate (Unit Based) Average Revenue Per User ( ARPU) (3) ( Monthly) 20.2 23.0 23.5 23.3 FY20 FY21 FY22 Q1 FY23 85% 85% 85% 85% FY20 FY21 FY22 Q1 FY23 $8.90 $9.01 $8.90 $8.82 FY20 FY21 FY22 Q1 FY23 Bookings (1) Copyright © 2022 NortonLifeLock + Avast. All rights reserved. $2,466 $2,671 $2,885 $663 FY20 FY21 FY22 Q1 FY23 YoY growth % 3% 8% 8% 5% (3) (2)

Avast Update – Recent Business Highlights

- H1 FY22 Billings growth up 7% and revenue growth up 3% YoY on an organic basis (1)
- Strong profitability with HY FY22 Adj. EBITDA margin of ~53%
- H1 FY22 performance reflects challenging global and competitive environment offset by Avast initiatives: Avast One, SecureLine VPN, Scan Lander and new product suites launch (Essential, Premium and Ultimate Business)

Billings (2)


$483
$484
H1 FY21
H1 FY22

	H1 FY21	H1 FY22
YoY growth %	*3%*	*0%*
Organic YoY growth % (1)	*1%*	*7%*

Adj. Revenue(3)


$471
$472
H1 FY21
H1 FY22

	H1 FY21	H1 FY22
YoY growth %	*9%*	*0%*
Organic YoY growth % (1)	*10%*	*3%*

Adj. EBITDA(3)


$270
$250
H1 FY21
H1 FY22

	H1 FY21	H1 FY22
% margin	*57%*	*53%*

Levered Free Cash Flow (4)


$249
$204
H1 FY21
H1 FY22

	H1 FY21	H1 FY22
% margin	*53%*	*43%*

Source: Company filings.
Note: Dollars in USD millions. Avast's fiscal year is the calendar year. H1 represents 6-month period ending June 30.

1) Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation.
2) Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. See Appendix for reconciliation of Billings.
3) See Appendix for reconciliation of Adjusted Revenue and Adjusted EBITDA.
4) Levered Free Cash Flow is defined as Unlevered Free Cash Flow less cash interest and lease payments. See Appendix for reconciliation of Unlevered Free Cash Flow.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.

30

Avast Standalone Historical Financials

As Reported, $ in millions

Adjusted Revenue [1]



$873
$893
$941
$942
2019
2020
2021
LTM
YoY growth %
6%
2%
5%
1%
Organic (3) YoY growth %
9%
8%
8%

Adjusted EBITDA [2]



$483
$496
$518
$497
2019
2020
2021
LTM
% margin
55%
55%
55%
53%

Capex



$30
$15
$13
$14
2019
2020
2021
LTM
EBITDA - CapEx % margin
52%
54%
54%
51%

Levered Free Cash Flow [4]



$370
$414
$450
$405
2019
2020
2021
LTM
% margin
42%
46%
48%
43%

Notes: Avast's fiscal year is the calendar year. LTM represents the last twelve months ending in June 30, 2022.

1. Adjusted Revenue represents Avast Group's revenue adjusted for the Deferred Revenue Haircut Reversal and the Gross-Up Adjustment. Avast Group considers Adjusted Revenue as an appropriate supplemental measure of earnings as it excludes non-recurring and other items, notably accounting adjustments related to business combinations. See Appendix for reconciliation of Adjusted Revenue.
2. Avast calculated Adjusted EBITDA for the two quarters ending June 30, 2022 in the same manner as for the year ended December 31, 2021. See "Avast - Reconciliation of Billings, Adjusted Revenue and Adjusted EBITDA" in the Appendix attached hereto. Adjusted EBITDA margin percentage is defined as Adjusted EBITDA divided by Revenue.
3. Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation. FX impact for 2020 and 2019 was calculated by restating 2020 actuals to 2019 FX rates and 2019 actuals to 2018 FX rates respectively.
4. Levered Free Cash Flow is defined as Unlevered Free Cash Flow less cash interest and lease payments. See Appendix for reconciliation of Unlevered Free Cash Flow.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.

31

Avast

Avast – KPIs

Billings (2)
($ in Millions)



$911
$922
$948
$484
2019
2020
2021
H1 FY22

	2019	2020	2021	H1 FY22
YoY growth %	*6%*	*1%*	*3%*	*0%*
Organic YoY growth % (1)	*8%*	*7%*	*4%*	*7%*

Average Revenue Per Customer (ARPC) (3)
($ Monthly)



$3.59
$3.80
$4.12
$4.21
2019
2020
2021
H1 FY22

EoP Customers (4)
(Millions)



15.6
16.5
16.4
15.6
2019
2020
2021
H1 FY22

Average Products Per Customer (APPC) (5)
(x)



1.37
1.41
1.43
1.45
2019
2020
2021
H1 FY22

Notes: Avast's fiscal year is the calendar year. H1 FY22 represents 6-month period ending June 30, 2022.

1. Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation. FX impact for 2020 and 2019 was calculated by restating 2020 actuals to 2019 FX rates and 2019 actuals to 2018 FX rates respectively.
2. Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. See Appendix for reconciliation of Billings.
3. Average Revenue per Customer is defined as the Consumer Direct revenue for the period of the last twelve months divided by the average Direct Customers during the same period, which is then divided by twelve.
4. Direct Customers are defined as users who have at least one valid paid Consumer Direct subscription (or license) at the end of the relevant period.
5. Average Products per Customer is defined as the total valid licenses or subscriptions for the period of last twelve months divided by the average Direct Customers during the same period.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
32

Avast + NortonLifeLock

Long-Term Capital Allocation

~$1.5B

Annual Free Cash Flow (Pre-Synergies)[1]

Growing in-line with the business

- Return **100%** of FCF (excl. M&A) over the long-term
- Maintain current quarterly dividend of $0.125 per share
- Increasing current share repurchase program of ~$1.8B to up to ~$4.8B depending on Avast shareholders' elections

Operate at **~2-3x** Net Leverage	Growth-Focused **Capital** Deployment	Maximize **Value** to Shareholders



Acquisitions
Share Buyback
LONG-TERM CAPITAL ALLOCATION
Regular Dividend of $0.50 / share (annually)

Growth-Focused ● Strong Cash Flow Generation ● Resilient Balance Sheet

1 Based on reported full year results, for the year ended April 1, 2022 for NortonLifeLock and December 31, 2021 for Avast, and excluding stranded costs.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.

33

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. Leverage ▪ NortonLifeLock expects to de - lever on a combined basis post - Closing of the Merger ▪ The Combined Company expects strong free cash flow generation to support net leverage of approximately 2.0x to 3.0x over the long - term, supporting NortonLifeLock's long - term capital allocation strategy, while maintaining flexibility to deploy capital into R&D, tuck - in acquisitions, as well as dividends and share buybacks to support growth and maximize value for shareholders Liquidity ▪ ~$ 1.5 billion annual free cash flow anticipated growing in line with the business ▪ At Closing, NortonLifeLock will have a $1,500 million RCF – upsized from $1,000 million in conjunction with the Merger financing – as well as cash resources to manage short - term liquidity ▪ Post transaction, NortonLifeLock’s liquidity will be further strengthened by enhanced cash flow generation of the combined entity Buybacks & Dividends ▪ Expect to maintain current quarterly dividend of $0.125 per share ▪ Depending on Avast shareholder elections, NortonLifeLock may implement an incremental post - Merger share buyback of up to ~$ 3 billion, subject to market conditions and other capital requirements Avast + NortonLifeLock NortonLifeLock Pro - Forma Financial Policy 34

Avast + NortonLifeLock

Pro Forma Financial Profile

	NortonLifeLock LTM Ended July 1, 2022	Avast LTM Ended June 30, 2022	IFRS to US GAAP Alignment Adjustments	Pro Forma Transaction Adjustments	Pro Forma Condensed Combined
Financial Information (non-GAAP)[(1)]					
Revenues (Non-GAAP)[(2)]	$2,824	$942	$ -	$ -	$3,766
Operating Income (Non-GAAP)[(3)]	1,506	476	-	-	1,982
Reported EBITDA (Non-GAAP)[(3)]	1,521	497	-	-	2,018
Adjusted Debt Covenant EBITDA (Non-GAAP)[(3)]					2,284
Debt and Leverage					
Cash and cash equivalents [(4)]					$767
Debt [(5)]					$9,908
Net Debt [(4) (5)]					$9,141
Ratio of Debt to Adjusted Debt Covenant EBITDA (Non-GAAP) [(5)]					4.34x
Ratio of Net Debt to Adjusted Debt Covenant EBITDA (Non-GAAP) [(4) (5)]					4.00x

Source: Company filings.

Note: Dollars in USD millions. Amounts may not add due to rounding. Pro Forma financials are for the LTM periods ending 7/1/22 and 6/30/22 for NortonLifeLock and Avast respectively (the latest audited periods).

1) We believe non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provide meaningful supplemental information regarding our operating performance. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with NortonLifeLock's consolidated financial statements prepared in accordance with GAAP. See "Use of Non-GAAP and Non-IFRS Financial Information" for more information on limitations of non-GAAP financial measures.

2) NortonLifeLock calculates Revenues (Non-GAAP) to exclude the Avira, Inc. deferred revenue haircut amortization recognized during the twelve months ended July 1, 2022. Avast makes adjustments in a similar manner, although it uses slightly different terminology than NortonLifeLock - Deferred Revenue Haircut Reversal for net contract liabilities fair value adjustment.

3) NortonLifeLock calculates Operating Income (Non-GAAP) as GAAP operating income net of contract liabilities fair value adjustment, stock-based compensation, amortization of intangible assets, restructuring and other costs (including acquisition and integration costs), and other cost of revenues and operating expense. Avast makes adjustments in a similar manner, although uses slightly different terminology than NortonLifeLock – operating profit/loss for operating income, Deferred Revenue Haircut Reversal for net contract liabilities fair value adjustment, share-based payments including related employer's costs for stock-based compensation, amortization of acquisition intangible assets for amortization of intangible assets, and exceptional items for restructuring and other costs (including acquisition and integration costs). NortonLifeLock calculates Reported EBITDA (Non-GAAP) as Operating Income (Non-GAAP) before depreciation and amortization. For a more detailed description of Avast's non-GAAP metrics and how Avast calculates them, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Avast—Key performance indicators" as filed on NortonLifeLock's Current Report on Form 8-K filed on September 7, 2022. NortonLifeLock calculates Adjusted Debt Covenant EBITDA (Non-GAAP) as Reported EBITDA (Non-GAAP) less other non-operating expense (income), net and before debt covenant specified unrealized cost savings. See Appendix for a reconciliation of operating income (GAAP) to Operating Income (Non-GAAP), Reported EBITDA (Non-GAAP) and Adjusted Debt Covenant EBITDA.

4) Represents cash and cash equivalents as adjusted for the Transactions and the 2022 convertible notes repayment, and is not reflective of the initial purchasers' discount, fees or commissions or our offering expenses.

5) Represents total principal amount of debt as adjusted for the Transactions and the 2022 convertible notes repayment.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
35

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. + Appendix 36

NortonLifeLock - Reconciliation of Reported EBITDA and Free Cash Flow

	FY20	FY21	FY22	LTM	Q1 FY23
Net income	$3,887	$554	$836	$855	$200
Adjustments:					
(Income) loss from discontinued operations	(3,309)	142	-	-	-
Net interest expense	116	140	126	123	29
Income tax expense (benefit)	241	176	206	164	29
Depreciation and amortization	231	150	140	133	29
EBITDA (Non-GAAP)	1,166	1,162	1,308	1,275	287
Adjustments to EBITDA:					
Contract liabilities fair value adjustment	-	5	11	7	1
Stock-based compensation	120	70	70	74	24
Restructuring and other costs	266	161	31	26	2
Acquisition and integration costs	-	4	37	44	8
Litigation settlement charges (benefit)	20	29	202	257	58
Loss (gain) on extinguishment of debt	-	(20)	3	(2)	-
Gain on sale of properties	-	(98)	(175)	(175)	-
Gains on divestiture & sale of equity method investments	(629)	-	-	-	-
Loss from equity interest	31	-	-	-	-
Other cost of revenues and operating expense	-	-	-	1	-
Other non-operating expense (income), net (1)	16	3	9	14	3
Reported EBITDA (Non-GAAP)	$991	$1,316	$1,496	$1,521	$383
Cash Flow From Operations	($861)	$706	$974	$931	$215
Capital Expenditures	89	6	6	7	2
Free Cash Flow (Non-GAAP)	($950)	$700	$968	$924	$213

Source: Company filings.

Note: Dollars in USD millions. Amounts may not add due to rounding. Periods FY21, FY22, and Q1 FY23 end April 2, 2021, April 1, 2022, and July 1, 2022 respectively. LTM represents the last twelve months ending in July 1, 2022.

(1) Other non-operating expense, net is equal to total non-operating expense, net excluding net interest expense, loss (gain) on extinguishment of debt, and gain on sale of properties.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 37

Avast - Reconciliation of Billings, Adjusted Revenue and Adjusted EBITDA

	FY19	FY20	FY21	LTM	H1 FY22
Revenue	$871	$893	$941	$940	$470
Net deferral of revenue	40	29	7	9	13
Billings	**$911**	**$922**	**$948**	**$949**	**$484**
Revenue	$871	$893	$941	$940	$470
Deferred Revenue Haircut Reversal [1]	2	-	-	2	2
Gross-Up Adjustment [2]	0	-	-	-	-
Adjusted Revenue	**$873**	**$893**	**$941**	**$942**	**$472**
Operating profit	$345	$335	$395	$341	$173
Adjustments:					
Share-based payments (incl. employer's costs)	25	23	47	52	22
Exceptional items	2	50	32	57	29
Amortisation of acquisition intangible assets	88	66	23	25	14
Deferred revenue haircut reversal/other	2	-	-	2	2
COGS deferral adjustments	(0)	-	-	-	-
Depreciation	19	20	19	19	11
Amortisation of non-acquisition intangible assets	3	2	3	1	0
Adjusted EBITDA	**$483**	**$496**	**$518**	**$497**	**$250**

Source: Company filings.

Note: Dollars in USD millions. Amounts may not add due to rounding. Avast's fiscal year is the calendar year. H1 represents 6-month period ending June 30. LTM represents the last twelve months ending in June 30, 2022.

1) Under IFRS 3, Business Combinations, an acquirer must recognize assets acquired and liabilities assumed at fair value as of the acquisition date. The process of determining the fair value of deferred revenues acquired often results in a significant downward adjustment to the target's book value of deferred revenues. The reversal of the downward adjustment to the book value of deferred revenues of companies Avast Group has acquired during the periods under review is referred to as the "Deferred Revenue Haircut Reversal."

2) The Gross-Up Adjustment" refers to the estimated impact of the additional amount of 2015 and 2016 revenue and expenses and their deferral that would have been recognized by Avast Group had the contractual arrangements with certain customers qualified to have been recognized on a gross rather than a net basis prior to 2017 (AVG had historically recognized Billings and revenues on a gross basis, whereas Avast Group recognized them on a net basis).

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 38

Avast - Reconciliation of CFO to Levered Free Cash Flow

	FY19	FY20	FY21	LTM	H1 FY22
Net cash flows from operating activities	$399	$457	$469	$403	$191
Adjustments:					
FX gains/losses and other non-cash items	6	(2)	(4)	(6)	0
Employer's costs on share-based payments	4	1	1	2	1
Exceptional items (excl. transaction costs)	2	50	23	52	29
Movement of provisions and allowances	(6)	(15)	1	(5)	1
Dutch exit cash tax	49	-	-	-	-
Cash tax (excl. Dutch exit cash tax)	55	52	62	77	44
Net change in working capital (1)	10	(20)	(26)	(16)	(2)
Adjusted Cash EBITDA	**$519**	**$523**	**$526**	**$507**	**$263**
Net change in working capital (1)	(10)	20	26	16	2
Capital expenditure	(30)	(15)	(13)	(14)	(4)
Cash tax (excl. Dutch exit cash tax)	(55)	(52)	(62)	(77)	(44)
COVID-19 donations	-	(25)	-	-	-
Unlevered Free Cash Flow	**$425**	**$451**	**$477**	**$432**	**$217**
Cash interest	(45)	(28)	(19)	(18)	(9)
Lease payments	(9)	(9)	(9)	(8)	(4)
Levered Free Cash Flow	**$370**	**$414**	**$450**	**$405**	**$204**

Source: Company filings.
Note: Dollars in USD millions. Amounts may not add due to rounding. Avast's fiscal year is the calendar year. H1 represents 6-month period ending June 30, 2022. LTM represents the last twelve months ending in June 30, 2022.
1) Excluding change in deferred revenue and deferred COGS.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 39

Pro Forma - Reconciliation of Revenue and Adjusted Debt Covenant EBITDA

	NortonLifeLock LTM Ended July 1, 2022	Avast LTM Ended June 30, 2022	IFRS to US GAAP Alignment Adjustments	Pro Forma Transaction Adjustments	Pro Forma Condensed Combined
Revenues (GAAP)	$2,817	$940	-	-	$3,757
Contract liabilities fair value adjustment	7	2	-	-	9
Revenues (Non-GAAP)	**$2,824**	**$942**	**$ -**	**$ -**	**$3,766**
Operating income	$979	$341	$ 4[1]	$ -	$1,324
Contract liabilities fair value adjustment	7	2	-	-	9
Stock-based compensation	74	52	(4)[1]	-	122
Amortization of intangible assets	119	25	-	-	144
Restructuring and other costs (incl acquisition and integration costs)	70	57	-	-	127
Other	257	-	-	-	257
Operating income (Non-GAAP)	**$1,506**	**$476**	**$ -**	**-**	**$1,982**
Depreciation and amortization	15	21	-	-	36
Reported EBITDA (Non-GAAP)	**$1,521**	**$497**	**$ -**	**-**	**$2,018**
Other non-operating expense (income), net	(14)	-			(14)
Debt covenant specified unrealized cost savings	-	-	-	280[2]	280
Adjusted Debt Covenant EBITDA (Non-GAAP)	**$1,507**	**$497**	**$ -**	**$280**	**$2,284**

Source: Company filings.

Note: Dollars in USD millions. Amounts may not add due to rounding. Pro Forma financials are for the LTM periods ending 7/1/22 and 6/30/22 for NortonLifeLock and Avast respectively (the latest audited periods).

1) Under GAAP, NortonLifeLock's policy is to recognize the costs related to share-based payment awards with graded vesting conditions in the financial statements on a straight-line basis over the award's requisite service period except for performance-based restricted stock units with graded vesting, for which NortonLifeLock recognizes the costs on a graded basis. Under IFRS, Avast recognizes the costs related to share-based payment awards in the financial statements on a graded basis over the related vesting period to reflect the vesting as it occurs. This therefore represents an adjustment to share-based payment awards with graded vesting features to ensure conformity with NortonLifeLock's policy election under GAAP to recognize the costs on a straight-line basis over the award's requisite service period. Management estimated this adjustment for the LTM ended July 1, 2022 by extrapolating the adjustment used for the unaudited pro forma condensed combined financial information for the three months ended July 1, 2022 and year ended April 1, 2022.

2) Represents the estimated synergies in connection with the Proposed Merger for Avast. NortonLifeLock anticipates that the Proposed Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately $280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realized by the end of the second year following completion of the Proposed Merger. We present synergies not as a projection but because it is a permitted addback under our existing credit facilities and will be a permitted addback under our senior credit facilities. The expected sources of the identified cost synergies are as follows: (a) Organization: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies and from a broad range of job categories, including management, shared services, product and commercial functions; (b) Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realized through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and (c) Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalization, procurement and vendor consolidation, and spend de-duplication. NortonLifeLock expects to realize approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Proposed Merger and 100% by the end of the second full year following completion of the Proposed Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately $75 million of cost savings in the first full year following completion of the Proposed Merger, approximately $245 million of cost savings in the second full year following completion of the Proposed Merger, and the full $280 million of the cost savings in the third full year following completion of the Proposed Merger, excluding any potential synergy reinvestment and associated benefits.

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Copyright © 2022 NortonLifeLock + Avast. All rights reserved. +